Exhibit No. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Journal Communications, Inc. (Form S-8 Reg. Nos. 333-143146 and 333-108509 and Form S-3 Reg. No. 333-118552) of our report dated February 19, 2008, with respect to the consolidated financial statements and schedule of Journal Communications, Inc., included in this Annual Report (Form 10-K) for the year ended December 28, 2008.

/s/    Ernst & Young LLP

Milwaukee, Wisconsin

March 5, 2009